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                                                                   Exhibit 23(b)

                           Consent of BDO Seidman, LLP

To the Board of Directors
Riddell Sports Inc.
New York, New York

We hereby consent to the incorporation by reference in Prospectus constituting part of this Registration Statement on Form-3 of our report dated February 12, 1997, related to the consolidated financial statements of Varsity Spirit Corporation, which report appears in the current Report on Form 8-K of Riddell Sports Inc. dated June 19, 1997 of Riddell Sports Inc.

We also consent to the reference to us under the caption, "Experts" in the Registration Statement.

                                                       BDO SEIDMAN, LLP

Memphis, Tennessee
February 12, 1998